[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.6

Security Services Customer Master Services Agreement

Between
SecureWorks, Inc. One Concourse Parkway, Suite 500 Atlanta, GA 30328	and	Dell USA L.P. One Dell Way Round Rock, TX 78682

THIS SECURITY SERVICES CUSTOMER MASTER SERVICES AGREEMENT (“MSA”) is entered into by SecureWorks, Inc. (“Spyglass”) and Dell USA L.P., on behalf of itself, Dell Inc., and Dell Inc.’s direct and indirect Subsidiaries (collectively, “Customer” or “Dell”), as of the Effective Date (as defined by the latest date in the signature blocks below). “Subsidiary” means, with respect to any party (the “parent”), (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as (b) any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. This MSA governs the relationship between Spyglass and Customer with regard to the purchase and sale of the Services (as defined below). Spyglass and Customer hereby agree to the following terms and conditions:

1. Services; Equipment and Order of Precedence.

1.1 Services. During the term of this MSA and subject to the terms and conditions herein, Spyglass agrees to provide certain: (i) managed security services (“MSS Services”), and/or (ii) security risk consulting services (“Consulting Services”) purchased by Customer in accordance with the terms of this Section 1.1. The MSS Services being purchased shall be specified in one or more service order(s) (“Service Order(s)”) executed by the parties and the Consulting Services being purchased shall be specified in one or more statement(s) of work (“SOW(s)”) executed by the parties. A detailed description of the MSS Services being purchased is provided in the service description and service level agreement (“SLA”) for such MSS Services attached to each Service Order and incorporated therein by reference. All signed Services Orders and SOWs are subject to the terms and conditions of this MSA and will include the following: (i) the particular Services to be performed, including, if applicable, any SLAs; (i) the term of the Services; (iii) the compensation and billing method for the Services; and (iv) any other applicable information agreed to by the parties. The MSS Services and Consulting Services are collectively referred to hereafter as the “Services”.

1.2 Equipment. Except for equipment or hardware purchased by Customer pursuant to a Service Order (“Customer Purchased Equipment”), Spyglass will provide the equipment or hardware as necessary for Customer to receive the MSS Services (“Equipment”). Each Service Order will specify whether such equipment or hardware is Customer Purchased Equipment and/or Equipment. Upon the earlier of the termination or expiration of this MSA and/or the applicable Service Order, Customer will return all Equipment to Spyglass and/or shall erase, destroy and cease use of all Software (as defined in Section 5 below) located on any Customer Purchased Equipment. If such Equipment is not returned by Customer, Customer will be responsible for the then-current replacement costs of such Equipment.

1.3 Order of Precedence. In the event of a conflict between the terms of the MSA and a Service Order/SOW (including any exhibits or attachments thereto), the terms of the Service Order/SOW shall govern but only as regards such Service Order/SOW.

1.4 Scope of Services; Dell Customer Agreement. Customer may purchase Services for its internal use. In addition, Customer may purchase Services to be provided to third parties (“Dell Customers”), by or on behalf of Dell, in connection with Dell’s provision of complex, bundled services (such Services, the “Customer Deliverables”). In certain instances Customer Deliverables may be delivered to Dell Customers by Spyglass as Dell’s subcontractor. Before any Customer Deliverables are sold, delivered or provided to a Dell Customer, Dell and Dell Customer will execute and deliver a valid and binding written agreement (a “Dell Customer Agreement”) containing, at a minimum, terms and conditions substantially similar to those set forth on Exhibit A (the “Standard Spyglass Terms”). In the event Dell Customer will not agree to the Standard Spyglass Terms, Dell and Spyglass will work together in good faith to arrive at commercially reasonable alternative terms and conditions (“Alternative Spyglass Terms”) that are agreeable to Dell Customer and that will be included in the Dell Customer Agreement; provided, however, that in the event Dell and Spyglass cannot reach agreement on Alternative Spyglass Terms, if Dell nonetheless sells, delivers or provides Customer Deliverables to Dell Customer pursuant to terms agreed on by and between Dell and Dell Customer (such terms, the “Non-Standard Terms”), the difference between the Standard Spyglass Terms and the Non-Standard Terms will constitute “Missing Terms” for purposes of this MSA.

The parties agree that there will be no cross warranties, liabilities or obligations established with or for any Dell Customer, and each party shall be solely accountable for any warranties, liabilities or obligations it establishes, incurs or undertakes with any Dell Customer. Except as is otherwise set forth in the Standard Spyglass Terms or any agreed upon Alternative Spyglass Terms, Dell, without the express written approval of Spyglass, will not make any representations, warranties or statements regarding the Services or as to quality, merchantability, compatibility, fitness, non-infringement or other matter, other than those contained in the sales and marketing literature and promotional materials that may be provided to Dell by Spyglass. Notwithstanding anything herein to the contrary, Spyglass reserves the right to refuse to provide Services to any Dell Customer if Spyglass determines in its reasonable discretion that such Dell Client is inappropriate or unacceptable. Spyglass will provide prompt notice to Dell of such refusal.

If and to the extent that the MSS Services require Spyglass to be present at the Dell Customer’s and/or Dell’s premises, Spyglass shall communicate the same and Dell shall reimburse Spyglass for all reasonable, actual out-of-pocket expenses, including but not limited to shipping, travel expense, hotel and meals, incurred in connection with the implementation, performance or delivery of the MSS Services.

2. Service Fees; Taxes; Invoicing and Payment.

2.1 Fees. MSS Services will be sold and/or licensed, as applicable, at a [***]% discount off the list price. For each Service Order, the MSS Services will commence (the “MSS Service Commencement Date”) on the first day in which Spyglass: (a) has established communication with the Equipment (as defined in Section 5); and (b) has verified availability of Customer Data (as defined in Section 6.1) on the Spyglass customer online portal (details and login details of which shall be provided by Spyglass to the Customer) (“Portal”). Spyglass may invoice Customer for such MSS Services provided on or after the MSS Service Commencement Date. Standard-sku Consulting Services will be sold at a [***]% discount off the list price. Pricing for non-standard and customized Consulting Services will be determined by the parties on a case by case basis.

If Customer orders Server/Network Infrastructure Monitoring or Security Information and Event Management MSS Services pursuant to a Service Order as detailed in the relevant Service Order, Spyglass may invoice Customer for such MSS Services applicable to all devices in the tier of MSS Services being purchased (as outlined in the applicable Service Order) on or after the MSS Service Commencement Date of the MSS Services applicable to the initial device(s). If there are devices remaining to be integrated after the MSS Service Commencement Date of the initial device(s), Customer shall be responsible for initiating the integration of such devices via the Portal.

2.2 Consulting Service Fees. Spyglass’ billing milestones for the Consulting Services are set forth on each SOW.

2.3 Change Control. “Change” means any change to the Services that (i) would modify or alter the delivery of the Services or the composition of the Services, (ii) would alter the cost to Customer for the Services, or (iii) is agreed by Customer and Spyglass in writing to be a Change. From time to time during the term of the Services, Customer or Spyglass may propose Changes to the Services. Any Change to the applicable Service Order/SOW shall be: (i) approved by both Spyglass and Customer, (ii) executed by an authorized representative of Customer and Spyglass, and (iii) memorialized in a change order (“Change Order”) or other written amendment that specifically identifies the portion of the Service Order/SOW that is the subject of the modification or amendment, and the changed or new provision.

2.4 Work on Customer Premises. If and to the extent that the implementation, performance or delivery of the Services require Spyglass to be present at the Customer’s premises, then, upon receiving travel approval from Customer and subject to Spyglass’ adherence to the Spyglass travel reimbursement policy, or other travel reimbursement guidelines set forth in the applicable Service Order/SOW, Customer shall reimburse Spyglass for all reasonable and actual out-of-pocket travel expenses, including, but not limited to, hotel, airfare and meals, incurred in connection with the implementation, performance or delivery of the Services.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5 Taxes. Customer shall be responsible for the payment of all taxes and fees assessed or imposed on the Services provided or the amounts charged under this MSA in any country or territory in which the Customer receives the benefit of the Services, including any sales, use, excise, value-added, or comparable taxes, but excluding taxes: (i) for which the Customer has provided a valid resale or exemption certificate, or (ii) imposed on Spyglass’ income or arising from the employment relationship between Spyglass and its employees. Should any payments become subject to withholding tax, the Customer will deduct these taxes from the amount owed and pay the taxes to the appropriate tax authority in accordance with applicable tax laws. Customer will promptly provide Spyglass with receipts or documents evidencing these tax payments. Spyglass shall not be liable for any withholding tax, penalty or interest due as a result of Customer’s failure to withhold any applicable tax.

2.6 Invoices and Payment. Spyglass will invoice Customer in accordance with the billing terms set forth and detailed on the applicable Service Order or SOW. Unless otherwise specified on the applicable Service Order or SOW, (i) all charges, fees, payments and amounts hereunder will be in United States dollars, and (ii) all undisputed amounts due hereunder are payable within thirty (30) days from the date of the invoice, which shall be submitted to Customer electronically, (the “Invoice Due Date”).

2.7 Disputes and Nonpayment. Customer shall have the right to reasonably, and in good faith, dispute any invoice or any portion of any invoice claimed by Spyglass as due and payable provided that, prior to the Invoice Due Date, Customer (i) timely pays any undisputed portion of the amount, due and payable, and (ii) provides Spyglass with written notice specifying the disputed amount and the basis for the dispute in reasonable detail. Except for amounts that are disputed in good faith by Customer in accordance with this Section 2.7, Spyglass reserves the right to charge Customer a late fee of one and a half percent (1.5%) per month or the maximum rate permitted by law, whichever is less, for invoices not paid on or before the Invoice Due Date. In addition, Spyglass, without waiving any other rights or remedies to which it may be entitled, shall have the right, upon prior written notice to Customer, to suspend the Services until such payment is received.

2.8 Subsidiaries. In the event that a Customer Subsidiary with a location outside of the United States is purchasing Services under this MSA (“Customer International Subsidiary”), (i) such Customer International Subsidiary shall enter into a Service Order and/or SOW directly with the Spyglass local affiliate (“Spyglass Local Affiliate”) for such Services, and (ii) Customer shall execute a local country addendum specifying any local country required terms.

2.9 Third-Party Product Purchases. If Customer is purchasing, or subsequently purchases, any third-party products or services (“Third-Party Purchases”) through Spyglass as specified on a Service Order or SOW, then, as applicable, Customer will comply with any third-party flow down terms and conditions, including but not limited to, any third-party end-user license agreement attached to the Service Order or SOW relating to such Third-Party Purchases.

3. Term of MSA; Service Order(s) and SOW(s).

3.1 Term of MSA. The term of this MSA shall commence on the Effective Date and shall continue until all Service Orders and SOWs hereunder have expired or been terminated, or until this MSA is terminated pursuant to the provisions hereof.

3.2 Term of Service Orders/ SOW(s). The term for the applicable Services will be specified on each Service Order and/or SOW.

4. Termination.

4.1 Termination for Breach. Either party may terminate this MSA or any active Service Order and/or SOW in the event that the other party materially defaults in performing any obligation under this MSA (including any Service Order/ SOW) and such default continues un-remedied for a period of thirty (30) days following written notice of default. If this MSA or any active Service Order and/or SOW is terminated by Customer prior to the Service term expiration date, for any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reason other than Spyglass’ breach, Customer agrees to pay to Spyglass: (i) for the Consulting Services, all unpaid Consulting Service fees as set forth on the applicable SOW for the Consulting Services performed through the effective termination date; or (ii) for MSS Services, all unpaid MSS Service fees as set forth on the applicable Service Order for the MSS Services performed through the effective termination date, plus, liquidated damages equal to the MSS Service fees that will become due during the remaining term of the applicable Service Order(s). If Customer terminates this MSA or any active Service Order and/or SOW as a result of Spyglass’ breach, then to the extent that Customer has prepaid any Service fees, Spyglass shall refund to Customer any prepaid Service fees on a pro-rata basis to the extent such Service fees are attributable to the period after such termination date.

4.2 Termination for Insolvency. This MSA will terminate, effective upon delivery of written notice by either party to the other party upon the following: (a) the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (b) the making of an assignment for the benefit of creditors by the other party; or (c) the dissolution of the other party.

4.3 Effects of Termination. Termination or expiration of a Service Order or SOW shall not be construed, by implication or otherwise, to constitute termination of this MSA or any other active Service Order and/or SOW, however, in the event that this MSA is terminated, any active Service Order(s) or SOW(s) shall also terminate.

5. MSS Services Software; Restrictions.

Spyglass will provide Customer or Dell Customer, as applicable, with: (i) user IDs, tokens, passwords, (ii) access and use of the software (in object code format only), (iii) digital signatures, and (iv) access and use of the Spyglass customer portal (the “Portal”), as necessary for Customer or Dell Customer, as applicable, to receive the MSS Services (the “Software”) and the applicable written directions and/or policies relating to the MSS Services, which may be in paper or electronic format (the “Documentation” and collectively, with the MSS Services, Equipment and the Software, the “Products”) or a combination thereof. Spyglass grants to Customer or Dell Customer, as applicable, a limited, nontransferable, royalty-free and nonexclusive license to access and use, during the term of the MSS Services only, the Products delivered to Customer or Dell Customer, as applicable, subject to the restrictions set forth below.

Customer or Dell Customer, as applicable (i) will use the Products for its internal security purposes, and (ii) will not, for itself or any third party: (a) sell, rent, license, assign, distribute, or transfer any of the Products; (b) decipher, decompile, disassemble, reconstruct, translate, reverse engineer, or discover any source code of the Software; (c) copy any Software or Documentation, except that Customer may make a reasonable number of copies of the Documentation for its internal use (provided Customer reproduces on such copies all proprietary notices of Spyglass or its suppliers); or (d) remove from any Software, Documentation or Equipment any language or designation indicating the confidential nature thereof or the proprietary rights of Spyglass or its suppliers. In addition, Customer and Dell Customer, if applicable, will not, and will not permit unaffiliated third parties to, (I) use the Products on a time-sharing, outsourcing, service bureau, hosting, application service provider or managed service provider basis; (II) alter any aspect of any Software or Equipment; or (III) except as permitted under Section 14.1, assign, transfer, distribute, or otherwise provide access to any of the Products to any unaffiliated third party or otherwise use any Product with or for the benefit of any unaffiliated third party.

This Section 5 shall survive any expiration or termination of this MSA.

6. Proprietary Rights.

6.1 Customer’s Proprietary Rights. Customer represents and warrants that it has the necessary rights, power and authority to transmit Customer Data (as defined below) to Spyglass under this MSA. As between Customer and Spyglass, Customer will own all right, title and interest in and to (i) any data provided by Customer or Dell Customer to Spyglass and/or data accessed or used by Spyglass or transmitted by Customer or Dell Customer to Spyglass or Spyglass Equipment in connection with Spyglass’ provision of the Services, including, but not limited to, Customer’s or Dell Customer’s data included in any written or printed summaries, analyses or reports generated in connection with the Services (collectively, the “Customer Data”), (ii) all intellectual property, including patents, copyrights, trademarks, trade secrets and other proprietary information (“IP”) of Customer that may be made available to Spyglass in the course of providing Services under this MSA, and (iii) all confidential or proprietary information of Customer, including, but not limited to, Customer Data, Customer Reports (as defined in Section 6.3), and other Customer files, documentation and related materials, in each case under this clause (iii), obtained by Spyglass in connection with this MSA.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

During the term of the Services, Customer or Dell Customer, as applicable, grants to Spyglass a limited, non-exclusive license to use the Customer Data solely for the purposes contemplated by this MSA and for Spyglass to perform the Services hereunder. This MSA does not transfer or convey to Spyglass or any third party any right, title or interest in or to the Customer Data or any associated IP rights, but only a limited right of use as granted in and revocable in accordance with this MSA.

6.2 Spyglass’ Proprietary Rights. As between Customer and Spyglass or Dell Customer and Spyglass, Spyglass will own all right, title and interest in and to the Products and Services. This MSA does not transfer or convey to Customer or Dell Customer or any other third party, any right, title or interest in or to the Products and Services or any associated IP rights, but only a limited right of use as granted in and revocable in accordance with this MSA. Spyglass will retain ownership of all copies of the Documentation. Spyglass agrees to transfer to Customer, all right, title and interest in and to any Customer Purchased Equipment, excluding any right, title or interest in and to the Software and any other Spyglass IP loaded onto such Customer Purchased Equipment. In addition, Customer agrees that Spyglass is the owner of all right, title and interest in all IP in any work, including, but not limited to, all inventions, methods, processes, and computer programs including any source code or object code, (and any enhancements and modifications made thereto) contained within the Services and/or Products (collectively, the “Works”), developed by Spyglass in connection with the performance of the Services hereunder and of general applicability across Spyglass’ customer base, and Customer hereby assigns to Spyglass all right, title and interest in and to any copyrights that Customer may have in and to such Work; provided, however, that such Work shall not include Customer’s Confidential Information (as defined in Section 8), Customer Data, Customer Reports (as defined in Section 6.3) or other information belonging, referencing, identifying or pertaining to Customer. Without limiting the foregoing, Spyglass will own all right, title and interest in all IP in any advisory data, threat data, vulnerability data, analyses, summaries, bulletins and information made available to Customer in Spyglass’ provision of its Counter Threat Intelligence Services (the “TI Reports”). During the term of the Services, Spyglass grants to Customer or Dell Customer, as applicable, a limited, non-exclusive license to use such Works and TI Reports solely for Customer or Dell Customer, as applicable, to receive the Services and for Customer’s or Dell Customer’s, as applicable, internal security purposes only. Customer acknowledges that any license to the Spyglass Products, Services, Works and TI Reports expires upon the expiration or termination of any individual Service Order/SOW and/or this MSA.

6.3 Customer Reports. Customer shall own all right, title and interest in and to any written summaries, reports, analyses, and findings or other information or documentation prepared uniquely and exclusively for Customer in connection with the Services and as specified in a Service Order/SOW (the “Customer Reports”). The provision by Customer of any Customer Report or any information therein to any unaffiliated third party shall not entitle such unaffiliated third party to rely on the Customer Report or the contents thereof in any manner or for any purpose whatsoever, and Spyglass specifically disclaims all liability for any damages whatsoever (whether foreseen or unforeseen, direct, indirect, consequential, incidental, special, exemplary or punitive) to such unaffiliated third party arising from or related to reliance by such unaffiliated third party on any Customer Report or any contents thereof.

This Section 6 shall survive any expiration or termination of this MSA.

7. Customer Cooperation. Customer acknowledges that Spyglass’ performance and delivery of the Services are contingent upon: (A) Customer providing safe and hazard-free access to its personnel, facilities, equipment, hardware, network and information, and (B) Customer’s timely decision-making, providing the requested information and granting of approvals or permissions, as (A) and (B) are deemed reasonably necessary and reasonably requested for Spyglass to perform, deliver and/or implement the Services. Customer will promptly obtain and provide to Spyglass any required licenses, approvals or consents necessary for Spyglass’ performance of the Services. Spyglass will be excused from its failure to perform its obligations under this MSA to the extent such failure is caused solely by Customer’s delay in performing or failure to perform its responsibilities under this MSA and/or the applicable Service Order/SOW.

8. Confidentiality. Any confidential information (as defined in the NDA, “Confidential Information”) disclosed by either Spyglass or Customer related to this MSA will be governed by the terms and conditions of the Mutual Non-disclosure Agreement, dated as of June 23, 2015, by and between Dell Inc. and Spyglass (“NDA”). Although the NDA is referred to in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this MSA, the NDA continues to be a separate and independent agreement applicable to all Confidential Information exchanged between Customer and Spyglass. This MSA may only supplement or modify the NDA terms with respect to information exchanged in connection with this MSA and then only as to the term, definition and designation of Confidential Information exchanged under this MSA.

During the term of this MSA and the Services, Spyglass shall employ and maintain reasonable and appropriate safeguards designed to: (a) reasonably protect all Customer Data in Spyglass’ possession from unauthorized use, alteration, access or disclosure; (b) detect and prevent against a Security Breach (as defined below); and (c) ensure that Spyglass’ employees and agents are appropriately trained to maintain the confidentiality and security of Customer Data in Spyglass’ possession.

Spyglass agrees to promptly notify Customer upon becoming aware of a confirmed use or disclosure of Customer Data or Customer Confidential Information in violation of this MSA (a “Security Breach”).

Spyglass will on an annual basis, have an audit conducted by a reputable and experienced accounting firm in accordance with the Statement on Standards for Attestation Engagements (“SSAE”) No.16, Reporting on Controls at a Service Organization, developed by the American Institute of Certified Public Accountants (“AICPA”), (the “Security Audit”) and have such accounting firm issue a Service Organization Control (“SOC”) 1 Type II Report (or substantially similar report in the event the SOC 1 Type II Report is no longer the industry standard) which will cover, at a minimum, the security policies, procedures and controls required by this MSA (the “Audit Report”). Upon Customer’s request, Spyglass will provide Customer a copy of Spyglass’ then current Audit Report. Customer acknowledges that the SSAE16, the SIG Lite and/or any other information provided by Spyglass pertaining to Spyglass’ security controls, policies, procedures, etc. are considered Confidential Information of Spyglass and shall be treated by Customer in accordance with the terms and conditions of this MSA, including, but not limited to, this Section 8.

This Section 8 shall survive for three (3) years following any termination or expiration of this MSA; provided that with respect to any Confidential Information remaining in the receiving party’s possession following any termination or expiration of this MSA, the obligations under this Section 8 shall survive for as long as such Confidential Information remains in such party’s possession.

9. Warranties; Limitation of Liability and Consulting Services Disclaimer.

9.1 Warranties. SECUREWORKS WARRANTS THAT: (I) ITS PERSONNEL ARE ADEQUATELY TRAINED AND COMPETENT TO PERFORM THE SERVICES, AND (II) THE SERVICES SHALL BE PERFORMED IN A PROFESSIONAL MANNER IN ACCORDANCE WITH THE APPLICABLE SERVICE ORDER/SOW AND THIS MSA. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 9.1, SECUREWORKS (INCLUDING ITS SUBCONTRACTORS AND AGENTS, AND SECUREWORKS LOCAL AFFILIATES) AND EACH OF THEIR RESPECTIVE EMPLOYEES, DIRECTORS AND OFFICERS (COLLECTIVELY, THE “SECUREWORKS PARTY(IES)”) MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY OF THE PRODUCTS, SERVICES OR CUSTOMER REPORTS, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE, SUITABILITY OR NON-INFRINGEMENT, OR ANY WARRANTY RELATING TO THIRD-PARTY PURCHASES.

9.2 Limitation of Liability.

9.2.1 EXCEPT FOR AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION (FOR AVOIDANCE OF DOUBT, A THIRD-PARTY HACK SHALL NOT BE CONSIDERED AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION BY A PARTY FOR PURPOSES OF THIS SECTION) OR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10, NEITHER THE SECUREWORKS PARTIES NOR CUSTOMER WILL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS MSA.

9.2.2. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 9.2.1, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR THE FOLLOWING: (A) LOSS OF REVENUE, INCOME, PROFIT, OR SAVINGS, (B) LOST OR CORRUPTED DATA OR SOFTWARE, LOSS OF USE OF SYSTEM(S) OR NETWORK, OR THE RECOVERY OF SUCH, (C) LOSS OF BUSINESS OPPORTUNITY, OR (D) BUSINESS INTERRUPTION OR DOWNTIME.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2.3 EXCEPT FOR AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION (FOR AVOIDANCE OF DOUBT, A THIRD-PARTY HACK SHALL NOT BE CONSIDERED AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION BY A PARTY FOR PURPOSES OF THIS SECTION), EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10, OR CUSTOMER’S BREACH OF ITS PAYMENT OBLIGATIONS, NEITHER PARTY’S AGGREGATE LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE) FOR ALL CLAIMS OF LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS MSA SHALL EXCEED: (A) FOR THE MSS SERVICES: THE AMOUNTS PAID BY CUSTOMER FOR THE SPECIFIC MSS SERVICE(S) GIVING RISE TO SUCH CLAIM DURING THE PRIOR TWELVE (12) MONTH PERIOD; AND (B) FOR THE CONSULTING SERVICES: THE AMOUNT OF THE SOW THAT IS THE SOURCE OF SUCH LIABILITY.

9.2.4 The foregoing limitations, exclusions and disclaimers shall apply, regardless of whether the claim for such damages is based in contract, warranty, strict liability, negligence, and tort or otherwise. Insofar as applicable law prohibits any limitation herein, the parties agree that such limitation will be automatically modified, but only to the extent so as to make the limitation permitted to the fullest extent possible under such law. The parties agree that the limitations on liabilities set forth herein are agreed allocations of risk constituting in part the consideration for Spyglass’ sale of Services and/or Products to Customer, and such limitations will apply notwithstanding the failure of essential purpose of any limited remedy and even if a party has been advised of the possibility of such liabilities.

9.2.5 Certain Consulting Services follow a defined sampling methodology, rather than being driven by a specific end result or deliverable. This sampling methodology aims to reduce cost while at the same time minimizing any detrimental impact on the accuracy and reliability of the results. Due to the inherent risks and limitations associated with this methodology, Spyglass cannot guarantee (i) the outcome of its testing, assessment, forensics, or remediation methods, or (ii) that all weaknesses, noncompliance issues or vulnerabilities will be discovered (clauses (i) and (ii) together, the “Risks and Limitations”) Customer acknowledges and accepts these Risks and Limitations. Depending upon the type of Consulting Services being purchased pursuant to an SOW, Appendix A may apply.

This Section 9 shall survive any expiration or termination of this MSA.

10. Indemnification. “Indemnified Parties” shall mean, in the case of Spyglass, Spyglass, its agents and subcontractors, and each their respective directors, officers, employees, contractors and agents and in the case of Customer, Customer, and its directors, officers, employees, contractors and agents.

10.1 Spyglass Indemnity. Spyglass shall defend, indemnify and hold harmless the Customer Indemnified Parties from any damages, costs and liabilities, expenses (including reasonable and actual attorney’s fees) (“Damages”) actually incurred or finally adjudicated as to any third-party claim or action alleging that the Products, Services or any Customer Reports prepared or produced by Spyglass and delivered pursuant to this MSA infringe or misappropriate any third party’s patent, copyright, trade secret, or other intellectual property rights enforceable in the country(ies) in which the Products, Services or any Customer Reports are performed or prepared for Customer by Spyglass (“Indemnified Claims”). If an Indemnified Claim under this Section 10.1 occurs, or if Spyglass determines that an Indemnified Claim is likely to occur, Spyglass shall, at its option: (A) obtain a right for Customer to continue using such Products, Services or Customer Reports; (B) modify such Products, Services or Customer Reports to make them non-infringing; or (C) replace such Products, Services or Customer Reports with a non-infringing equivalent. If (A), (B) or (C) above are not reasonably available, either party may, at its option, terminate this MSA and/or the relevant Service Order and/or SOW and Spyglass will refund any pre-paid fees on a pro-rata basis for the allegedly infringing Products, Services or Customer Reports that have not been performed or provided. Notwithstanding the foregoing, Spyglass shall have no obligation under this Section 10.1 for any claim resulting or arising from: (A) modifications made to the Products, Services or Customer Reports that were not performed or provided by or on behalf of Spyglass; or (B) the combination, operation or use by Customer or anyone acting on Customer’s behalf, of the Products, Services or Customer Reports in connection with a third-party product or service (the combination of which causes the infringement).

10.2 Customer Indemnity. Customer shall defend, indemnify and hold harmless the Spyglass Indemnified Parties from any Damages actually incurred or finally adjudicated as to any third-party claim or action (i) alleging that the Customer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Data infringes a copyright or misappropriates any trade secrets enforceable in the country(ies) where the Customer Data is accessed, provided to or received by Spyglass or was improperly provided to Spyglass in violation of Customer’s privacy policies or applicable laws (or regulations promulgated thereunder); or (ii) to the extent such Damages result from any Missing Terms.

10.3 Mutual General Indemnity. Each party agrees to indemnify and hold harmless the other party from any third-party claim or action (i) for personal bodily injuries, including death, or tangible property damage resulting from the indemnifying party’s gross negligence or willful misconduct, and (ii) relating to the indemnifying party’s violation or alleged violation of applicable export laws, regulations and orders.

10.4 Indemnification Procedures. The Indemnified Party will (i) promptly notify the indemnifying party in writing of any claim, suit or proceeding for which indemnity is claimed, provided that failure to so notify will not remove the indemnifying party’s obligation except to the extent it is prejudiced thereby, and (ii) allow the indemnifying party to solely control the defense of any claim, suit or proceeding and all negotiations for settlement. In no event may either party enter into any third-party agreement which would in any manner whatsoever affect the rights of the other party or bind the other party in any manner to such third party, without the prior written consent of the other party.

This Section 10 states each party’s exclusive remedies for any third-party claim or action, and nothing in this MSA or elsewhere will obligate either party to provide any greater indemnity to the other.

This Section 10 shall survive any expiration or termination of this MSA.

11. Export. Each party agrees to comply with all laws and regulations applicable to such party in the course of performance of its obligations under this MSA. Customer acknowledges that the Products and/or Services provided under this MSA, which may include technology, authentication and encryption, are subject to the customs and export control laws and regulations of the United States (“U.S.”); may be rendered or performed either in the U.S., in countries outside the U.S., or outside of the borders of the country in which Customer or its systems are located; and may also be subject to the customs and export laws and regulations of the country in which the Products and/or Services are rendered or received. Each party agrees to abide by those laws and regulations applicable to such party in the course of performance of its obligations under this MSA. Customer also may be subject to import or re-export restrictions in the event Customer transfers the Products and/or Services from the country of delivery and Customer is responsible for complying with applicable restrictions. Spyglass’ acceptance of any order for Products is contingent upon the issuance of any applicable export license required by the U.S. Government or any other applicable national government. Spyglass will not be liable for delays or failure to deliver Products resulting from Customer’s failure to obtain such license or to provide such certification.

This Section 11 shall survive any expiration or termination of this MSA.

12. OFAC Warranty. Each party warrants to the best of its knowledge that neither it nor such party’s agents are on any list maintained by the United States Treasury Department’s Office of Foreign Assets Control of persons, entities, or prohibited or restricted jurisdictions. Each party agrees that it will promptly notify the other party in writing if the notifying party becomes aware of any changes to this warranty or if to the notifying party’s knowledge any change is threatened. In such event, the notified party shall have the ability to terminate this MSA without affording the notifying party an opportunity to cure.

This Section 12 shall survive any expiration or termination of this MSA.

13. Government Entity. Customer represents and warrants that it is not a national, provincial, Federal, state, county or municipal government or any governmental agency, department, subdivision, instrumentality, body, corporation or other arm or extension of any of the foregoing and, in executing and delivering this MSA and receiving the Products and Services hereunder, is not acting under the authority or color of authority of any of the foregoing.

This Section 13 shall survive any expiration or termination of this MSA.

14. Important Additional Terms.

14.1 Independent Contractor Relationship; Assignment; Subcontracting. The parties are independent contractors. Neither party will have any rights, power or authority to act or create an obligation, express or implied, on behalf of another

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

party except as specified in this MSA. Neither party will use the other party’s name (except internal use only), trademark, logos, or trade name without the prior written consent of the other party. Spyglass has the right to assign, subcontract or delegate in whole or in part this MSA, or any rights, duties, obligations or liabilities under this MSA, by operation of law or otherwise, provided that Spyglass shall remain responsible for the performance of Services under this MSA. Otherwise, neither party may assign this MSA without the permission of the other party which such permission shall not be unreasonably withheld or delayed.

14.2 Entire Agreement; Amendments; Severability; Section Headings. This MSA and the Service Orders and/or SOW(s) are the entire agreement between Spyglass and Customer with respect to its subject matter and supersede all prior oral and written understandings, agreements, communications, and terms and conditions attached to or contained within a purchase order issued by Customer in connection with the Services, including, but not limited to, any security or privacy agreements executed by the parties. No amendment to or modification of this MSA, in whole or in part, will be valid or binding unless it is in writing and executed by authorized representatives of both parties; provided, however, that the SLA(s) may be amended from time to time by Spyglass, as reasonably necessary, in its reasonable discretion as long as such amendments (a) will have no material adverse impact on the Services, Service Levels or Service credits currently being provided to Customer by Spyglass; and (b) are being effected with respect to all similarly situated Spyglass customers. If any provision of this MSA is void or unenforceable, the remainder of this MSA will remain in full force and effect. Section headings are for reference only and shall not affect the meaning or interpretation of this MSA.

14.3 Force Majeure. Neither party shall be liable to the other party for any failure to perform any of its obligations under this MSA during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, war, embargo, strike, riot or the intervention of any governmental authority (a “Force Majeure”). In such event, however, the delayed party must promptly provide the other party with written notice of the Force Majeure. The delayed party’s time for performance will be excused for the duration of the Force Majeure, but if the Force Majeure event lasts longer than thirty (30) days, or fifteen (15) business days as to a Force Majeure delaying Customer’s performance of its payment obligations, the other party may immediately terminate the applicable Service Order and/or SOW by giving written notice to the delayed party.

14.4 Notices. Notices under this MSA must be in writing and sent by postage prepaid first-class mail or receipted courier service to the other party at the address below or to such other address (incl. facsimile or electronic) as specified in writing and will be effective upon receipt.

If to Spyglass:	If to Customer: (if different from above)

SecureWorks, Inc.	Dell USA L.P.
Attn: Legal	Attn: VP, General Procurement, cc: General Counsel
One Concourse Parkway, Suite 500	One Dell Way
Atlanta, GA 30328	Round Rock, TX 78682

This Section 14.4 shall apply for formal contract notices only and shall not limit the parties’ ability to communicate via electronic mail or other methods as agreed to by the parties for routine communications.

14.5 Governing Law, Forum and Language. THE PARTIES AGREE THAT THIS MSA, ANY SALES HEREUNDER, OR ANY CLAIM, DISPUTE OR CONTROVERSY (WHETHER IN CONTRACT, TORT, OR OTHERWISE, WHETHER PREEXISTING, PRESENT OR FUTURE, AND INCLUDING STATUTORY, COMMON LAW, AND EQUITABLE CLAIMS) BETWEEN CUSTOMER AND SECUREWORKS ARISING FROM OR RELATING TO THIS MSA, THE SERVICES, ITS INTERPRETATION, OR THE BREACH, TERMINATION OR VALIDITY THEREOF, THE RELATIONSHIPS WHICH RESULT FROM THIS MSA OR ANY RELATED PURCHASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW.

The parties agree that any and all claims, causes of action or disputes (regardless of theory) arising out of or relating to the MSA and/or the Services shall be brought exclusively in the courts located in Travis County, Texas. Customer and Spyglass agree to submit to the personal jurisdiction of the courts located within Travis County, Texas, and agree to waive any and all objections to the exercise of jurisdiction over the parties by such courts and to venue in such courts.

This MSA will be interpreted and construed in accordance with the English language.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.6 Dispute Resolution. The parties will attempt to resolve any claim, or dispute or controversy (whether in contract, tort or otherwise) arising out of or relating to this MSA or any related purchase hereunder (a “Dispute”) through face-to-face negotiation with persons fully authorized to resolve the Dispute or through mediation utilizing a mutually agreeable mediator, rather than through litigation. The existence or results of any negotiation or mediation will be treated as confidential. Notwithstanding the foregoing, either party will have the right to seek from a court of competent jurisdiction a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo, prevent irreparable harm, avoid the expiration of any applicable limitations period, or preserve a superior position with respect to other creditors, although the merits of the underlying Dispute will be resolved in accordance with this paragraph. In the event the parties are unable to resolve the Dispute within thirty (30) days of notice of the Dispute to the other party, the parties shall be free to pursue all remedies available at law or equity.

14.7 Counterparts. This MSA may be executed in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

By their signature below, Spyglass and Customer indicate their agreement to the terms and conditions set forth in this MSA.

SecureWorks, Inc.	Dell USA LP

Signature:	Signature:

/s/ Michael R. Cote Name: Michael R. Cote	/s/ Kevin M. Brown Name: Kevin M. Brown

Position: General Manager	Position: Chief Supply Officer

Date: July 7, 2015	Date: 6/29/2015

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX A

Applicable to Security Services: Should an SOW include security scanning, testing, assessment, forensics, or remediation Services (“Security Services”), Customer understands that Spyglass may use various methods and software tools to probe network resources for security-related information and to detect actual or potential security flaws and vulnerabilities. Customer authorizes Spyglass to perform such Security Services (and all such tasks and tests reasonably contemplated by or reasonably necessary to perform the Security Services) on network resources with the internet protocol addresses (“IP Addresses”) identified by Customer. Customer represents that, if Customer does not own such network resources, it will have obtained consent and authorization from the applicable third party to permit Spyglass to provide the Security Services on such third party’s network resources. Spyglass shall perform Security Services during a timeframe mutually agreed upon with Customer. The Security Services, such as penetration testing or vulnerability assessments, may also entail buffer overflows, fat pings, operating system specific exploits, and attacks specific to custom coded applications but will exclude intentional and deliberate DOS (“Denial of Service”) attacks. Furthermore, Customer acknowledges that the Security Services described herein could possibly result in service interruptions or degradation regarding the Customer’s systems and accepts those risks and consequences. Upon execution of an SOW for such Security Services, Customer consents and authorizes Spyglass to provide any or all of the Security Services specified in the applicable SOW with respect to the Customer’s systems. Customer further acknowledges that it is the Customer’s responsibility to restore network computer systems to a secure configuration after the completion of Spyglass’ testing.

Applicable to Compliance Consulting Services: Should an SOW include compliance testing or assessment or other similar compliance advisory Services (“Compliance Services”), Customer understands that, although Spyglass’ Compliance Services may discuss or relate to legal issues, (i) Spyglass does not provide legal advice or services, (ii) none of such Compliance Services shall be deemed, construed as or constitute legal advice, and (iii) Customer is ultimately responsible for retaining its own legal counsel to provide legal advice. Furthermore, the Customer Reports provided by Spyglass in connection with any Compliance Services shall not be deemed to be legal opinions and may not and should not be relied upon as proof, evidence or any guarantee or assurance as to Customer’s legal or regulatory compliance.

Applicable to Payment Card Industry Compliance Consulting Services: Should an SOW include payment card industry (“PCI”) compliance auditing, testing or assessment or other similar PCI compliance advisory Consulting Services (“PCI Compliance Services”), Customer understands that Spyglass’ PCI Compliance Services do not constitute any guarantee or assurance that security of Customer’s systems, networks and assets cannot be breached or are not at risk. PCI Compliance Services are an assessment, as of a particular date, of whether Customer’s systems, networks, assets, and any compensating controls meet the applicable PCI standards. Mere compliance with PCI standards may not be sufficient to eliminate all risks of a security breach of Customer’s systems, networks and assets. Furthermore, Spyglass is not responsible for updating its reports and assessments, or enquiring as to the occurrence or absence of such, in light of changes to Customer’s systems, networks and assets after the date that Spyglass issues its final Customer Report pursuant to an SOW, absent a Change Order or a separately signed SOW expressly requiring the same.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

SECURITY SERVICES TERMS AND CONDITIONS

1.	SUBLICENSE; SUBLICENSE RESTRICTIONS

Dell Customer will return to Spyglass any equipment or hardware provided by Dell or Spyglass (“Equipment”), except for Equipment purchased by Dell Customer, upon the expiration or termination of the Term. If such Equipment is not returned by Dell Customer, Dell Customer will be responsible for the then-current replacement costs of such Equipment. Dell will provide to Dell Customer access and use of the software, in object code format only, necessary to receive the Services (the “Software”) and the applicable written directions and/or policies relating to the Services, which may be in paper or electronic format (the “Documentation” and collectively, with the Equipment and the Software, the “Products”), or a combination thereof, as required by the Dell Customer to receive the Services. Dell grants Dell Customer a limited, nontransferable and nonexclusive license to access and use, during the Term, the Services and the Software, together with Documentation delivered to Dell Customer, subject to the following restrictions: (i) Dell Customer will use the Software, Services and/or the Documentation for Dell Customer’s internal security purposes only, and (ii) Dell Customer will not, for itself, any affiliate of Dell Customer or any third party (a) sell, rent, license, assign, distribute, or transfer any of the Software, Services, Equipment (as defined below) or any Documentation; (b) decipher, decompile, disassemble, reconstruct, translate, reverse engineer, or discover any source code of underlying ideas, algorithms, file formats, programming, or interoperability interfaces of any of the Products; (c) copy or virtualize any Products, except that Dell Customer may make a reasonable number of copies of the Documentation for backup purposes (provided Dell Customer reproduces on such copies all proprietary notices of Spyglass or its suppliers); or (d) remove from any Product any language or designation indicating the confidential nature thereof or the proprietary rights of Spyglass or its suppliers. Without limiting the foregoing, if and to the extent that Dell Customer is provided with, or otherwise purchases Equipment, (a) Dell Customer shall not, and shall have no authority or right to, virtualize the Equipment and/or the Software loaded on such Equipment; and (b) violation of the foregoing shall be deemed to be a material breach hereunder and shall invalidate all SLAs for Services being provided by and/or through such Equipment and/or Software. In addition, Dell Customer will not and will not permit third parties to, (I) use any Product to operate in or as a time-sharing, outsourcing, service bureau, hosting, application service provider or managed service provider environment; (II) alter or duplicate any aspect of any Product, except as expressly permitted under this Agreement; or (III) assign, transfer, distribute, or otherwise provide access to any of the Products to any third party or otherwise use any Product with or for the benefit of any third party. This limited license shall automatically terminate upon the expiration or termination for any reason of this Dell Customer Agreement.

2.	DELL CUSTOMER RESPONSIBILITIES

2.1 Dell Customer will provide Spyglass with the cooperation, access and detailed information reasonably necessary for Spyglass to implement and deliver the Services, including (i) test time on Dell Customer’s computer systems and networks sufficient for Spyglass to provide the Services and (ii) one employee

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

who has substantial computer system and network and project management experience reasonably satisfactory to Spyglass to act as project manager and as a liaison between Dell Customer and Spyglass. Spyglass will be excused from its failure to perform its obligation under this Agreement to the extent such failure is caused by Dell Customer’s delay or failure to perform its responsibilities under this Agreement.

2.2 If and to the extent that Spyglass is providing managed or co-managed MSS Services hereunder, the obligations of Spyglass to comply with the Service Level Agreements applicable to the MSS Services are dependent on Spyglass’ ability to connect directly to the Dell Customer devices on the Dell Customer’s network through an authenticated server in Spyglass’ secure operations center. If and to the extent that Spyglass is required to connect to Dell Customer devices via Dell Customer’s VPN or other indirect or nonstandard means, then to the extent that Spyglass is required to make adds, moves, or changes to or otherwise access such devices in connection with any incident response or help desk request, Spyglass (i) can make no guarantees or give any assurances of compliance with the Service Level Agreements with respect thereto and (ii) shall have no responsibility or liability for any failure to perform or delay in performing its obligations or meeting its Service Level Agreements hereunder.

2.3 In providing the Vulnerability Assessment service (if purchased by Dell Customer), Spyglass will take all reasonable precautions to minimize negative impact Dell Customer’s computer systems and network; however, Dell Customer acknowledges that performance of such service may temporarily degrade operation of Dell Customer’s computer systems and network. Dell Customer hereby releases Spyglass from any and all losses, damages, expenses, or actions, which Dell Customer may incur in connection with the Vulnerability Assessment service.

3.	INTELLECTUAL PROPERTY RIGHTS

3.1 Dell Customer represents and warrants that it has the necessary rights, power and authority to transmit Dell Customer Data (as defined below) to Spyglass under this Agreement. As between Dell Customer and Spyglass, Dell Customer will own all right, title and interest in and to any data provided by Dell Customer to Spyglass and/or Dell Customer data accessed and used by or transmitted by Dell Customer to Spyglass or Spyglass Equipment in connection with Spyglass’ provision of the MSS Services, including but not limited to Dell Customer Data included in any written or printed summaries, analyses or reports generated in connection with the Services (“Dell Customer Data”). During the Term, Dell Customer grants to Spyglass a limited, non-exclusive license to use the Dell Customer Data solely for all reasonable and necessary purposes contemplated by this Agreement and for Spyglass to perform the Services as contemplated hereunder. This Agreement does not transfer or convey to Spyglass or any third party any right, title or interest in or to the Dell Customer Data or any associated intellectual property rights, but only a limited right of use revocable in accordance with this Agreement.

3.2 As between Dell Customer and Spyglass, Spyglass will own all right, title and interest in and to the Software, MSS Services, Products and Documentation. This Agreement does not transfer or convey to Dell Customer or any third party any right, title or interest in or to the Software, MSS Services, Products or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Documentation or any associated intellectual property rights, but only a limited right of use revocable in accordance with this Agreement. Spyglass will retain ownership of all copies of the Documentation. In addition, Dell Customer agrees that Spyglass is the owner of all right, title and interest in all IP as well as all ideas, inventions, methods, processes, computer programs (including any source code, object code, enhancements and modifications), together with all files (including input and output materials), all documentation related to the foregoing, all media upon which any of the foregoing are located (including tapes, disks and other storage media) and other documentation or example of any of the foregoing, in each case, developed by Spyglass in connection with the performance of any Services provided by Spyglass before or after the date set forth above and Dell Customer hereby assigns to Spyglass all right, title and interest in such copyrights and other proprietary rights; provided however, that such related material shall not include information or data belonging or pertaining to Dell Customer, as described in Section 3.1.

3.3 Upon termination of this Agreement, each party will, at the request of the other party and to the extent practicable, return, or upon the other party’s request, destroy, all copies of the other party’s intellectual property in such party’s possession, custody or control. For Equipment purchased by Dell Customer pursuant to the Service Order, Dell Customer shall erase, destroy and cease use of all Software located on such Equipment upon the expiration or termination of the Term.

4.	THIRD-PARTY BENEFICIARY

Spyglass shall be an intended third party beneficiary under this Agreement. Dell Customer will not use Spyglass’ name (except internal use only), trademark, logos, or trade name without Spyglass’ prior written consent.

5.	WARRANTY; LIABILITY

5.1 Limited Warranty. DELL WARRANTS THAT DURING THE TERM OF THIS AGREEMENT, THE SERVICE SHALL SUBSTANTIALLY CONFORM TO THE SERVICE LEVEL AGREEMENT CONFIGURATION AS IT MAY BE AMENDED FROM TIME TO TIME BY DELL IN ITS SOLE DISCRETION. DELL CUSTOMER’S SOLE REMEDY FOR VIOLATION FOR SUCH SLAS SHALL BE THE SERVICE CREDITS, IF ANY SET FORTH THEREIN. DELL MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO PRODUCTS, BUT WILL PASS THROUGH WARRANTIES FROM THE APPLICABLE THIRD PARTY VENDOR, IF ANY. EXCEPT FOR THE FOREGOING LIMITED WARRANTY, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF TITLE, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MECHANTABILITY, ARE HEREBY EXCLUDED. EXCEPT AS EXPRESSLY SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 5.1, DELL DOES NOT WARRANT THAT USE OR OPERATION OF THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE OR THAT DEFECTS IN THE SOFTWARE OR EQUIPMENT WILL BE CORRECTED.

5.2 Remedies; Limitation of Liability. DELL CUSTOMER’S SOLE REMEDY FOR BREACH OF THE FOREGOING LIMITED WARRANTY SHALL BE, AT DELL’S OPTION, EITHER: (I) REFUND OF THE PURCHASE PRICE OF THE PURCHASED EQUIPMENT (ONLY UPON RETURN OF THE EQUIPMENT) AND REFUND OF THE PRORATED FEES FOR THE SERVICE PAID TO DELL; OR (II) REPAIR OR REPLACEMENT OF THE NON-CONFORMING EQUIPMENT

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AND/OR RE-PERFORMANCE OF THE NON-CONFORMING SERVICE. EXCEPT FOR AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION (FOR AVOIDANCE OF DOUBT, A THIRD-PARTY HACK SHALL NOT BE CONSIDERED AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION BY A PARTY FOR PURPOSES OF THIS SECTION), IN NO EVENT SHALL DELL CUSTOMER OR DELL, OR DELL’S LICENSORS OR SUPPLIERS, BE LIABLE FOR DAMAGES IN EXCESS OF THE FEES PAID FOR EQUIPMENT AND SERVICES IN THE TWELVE (12) MONTHS PERIOD IMMEDIATELY PRECEDING THE DATE OF THE EVENT WHICH GAVE RISE TO THE CLAIM.

5.3 Damages Exclusion. EXCEPT FOR AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION (FOR AVOIDANCE OF DOUBT, A THIRD-PARTY HACK SHALL NOT BE CONSIDERED AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION BY A PARTY FOR PURPOSES OF THIS SECTION), IN NO EVENT WILL DELL CUSTOMER OR DELL, OR DELL’S LICENSORS OR SUPPLIERS, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER DELL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY, NOR DELL’S LICENSORS OR SUPPLIERS, SHALL HAVE ANY LIABILITY FOR THE FOLLOWING: (A) LOSS OF REVENUE, INCOME, PROFIT, OR SAVINGS, (B) LOST OR CORRUPTED DATA OR SOFTWARE, LOSS OF USE OF SYSTEM(S) OR NETWORK, OR THE RECOVERY OF SUCH, (C) LOSS OF BUSINESS OPPORTUNITY, OR (D) BUSINESS INTERRUPTION OR DOWNTIME. THESE LIMITATIONS, IN THE AGGREGATE, APPLY TO ALL CAUSES OF ACTION, INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS. THE FEES HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THE LIMITATIONS OF DAMAGES SET FORTH IN THIS AGREEMENT.

6.	CONFIDENTIALITY

Dell and Dell Customer shall protect the Products (collectively “Confidential Information”) with at least the same degree of care it uses to protect its own confidential information, but not less than a reasonable degree of care. Dell and Dell Customer shall not use, disclose, provide, or permit any person to obtain any such Confidential Information in any form, except for employees, agents, or independent contractors whose access is required to carry out the purposes of this Agreement and who have agreed to be subject to the same restrictions as set forth herein. Violations of any provision of this Section shall be the basis for the immediate termination of this Agreement. Each party’s obligation as to the confidentiality of the Products shall survive termination of this Agreement.

7.	GOVERNMENT RELATIONS

Dell Customer hereby disclaims, waives and agrees not to assert any right to or claim of sovereign immunity (or other similar statutory, constitutional or other legal right to defense) in any suit, claim, litigation or other proceeding, whether at law, in equity or otherwise, brought by Spyglass to enforce Dell Customer’s obligations under this Agreement.

If the Products are provided to US Federal Government agencies, other than the supporting Documentation, they are provided with LIMITED RIGHTS, as those terms are defined in the Federal Acquisition Regulation (FAR”) at FAR clauses 52.227-14 and 52.227-19. Use, duplication, or disclosure of restricted rights Products by the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Federal Government is subject to the restrictions as set forth in subparagraph “(c)” of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19. In the event the sale is to a Department of Defense agency, the government’s rights in software, supporting documentation, and technical data are governed by the restrictions in the Technical Data Commercial Items clause at DFARS 252.227-7015 and DFARS 227.7202. In no event shall Dell Customer grant any higher tier contractor or the Federal Government rights in any Spyglass Products greater than those set forth in this provision.

8.	NATIONAL SECURITY MATTERS

Dell Customer will not without fully complying with all applicable laws and regulations (including all United States laws and regulations with respect to export and/or re-export of encrypted technology and any applicable laws of the destination country regarding the same) export any Product. Dell Customer represents and warrants that neither it nor any affiliates or agents receiving Products is, (or at any time during the Term will be), any person, company, or entity identified in (c) (i) through (iv) below.

If and to the extent that Products are being provided to Dell Customer or its Affiliates located outside the United States of America, Dell Customer further agrees that; (a) Dell Customer shall bear all cost and expense (including but not limited to shipping, customs, license and other professional fees and expenses incurred by Spyglass) in connection with such delivery of such Products outside the United States in compliance with the laws and regulations of the United States and the destination location related to the export or import of technical data and products produced from such data; (b) in the provision of the Services by Spyglass, Dell Customer Data may be transferred outside of the country in which such Dell Customer location is situated and therefore become subject to the laws of the United States of America (e.g., the Patriot Act) or other jurisdictions, which laws may require disclosure under such applicable laws; (c) certain Products to be provided hereunder as well as certain transactions hereunder may be subject to United States anti-boycott, export control, sanctions laws, and any applicable foreign export and import laws or regulations consistent with U.S. law, including but not limited to laws which may penalize or prohibit (i) transactions involving persons, companies, or entities involved in activities related to the proliferation of nuclear, missile, or chemical/biological weapons, or missiles that deliver such weapons; (ii) transactions involving any person, company, or other entity appearing on any applicable list of prohibited parties maintained by the United States Government; (iii) transactions involving countries against which the United States maintains economic sanctions or embargos under statute, Executive Order, or regulations issued by the Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Subtitle B, Chapter V, as amended from time-to-time; and (iv) transactions involving any person, company, or entity acting or purporting to act, directly or indirectly, on behalf of, or an entity owned or controlled by, any party identified in (i) through (iii) above; and (d) Dell Customer will comply with all such applicable laws and regulations described above and will require each affiliate and agent of Dell Customer to comply with the foregoing. If Spyglass becomes aware of any violation or alleged violation of any of the foregoing requirements of clause (c) or (d) above, Spyglass will have the right to terminate Dell Customer’s right to receive Services for cause without affording Dell Customer an opportunity to cure such non-compliance.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.